EXHIBIT 99.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 11-K for the year ended December 31, 2002 (the “Report”) by Cascade Natural Gas Corporation Employee Retirement Savings Plan and Trust (the “Plan”), each of the undersigned hereby certifies that:

1.                                       The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ W.Brian Matsuyama
W.Brian Matsuyama
President and Chief Executive Officer

/s/ J.D.Wessling
J.D.Wessling
Senior Vice President – Finance and Chief Financial Officer